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                                                                     EXHIBIT 1.2



                                WARRANT AGREEMENT

                                 By and Between

                          COLLEGELINK.COM INCORPORATED

                                       and

                          CRUTTENDEN ROTH INCORPORATED

                           Dated as of January , 2000



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                                WARRANT AGREEMENT


         WARRANT AGREEMENT, dated as of January ,2000, by and between COLLEGELINK.COM INCORPORATED, a Delaware corporation (the "Company"), and CRUTTENDEN ROTH INCORPORATED (the "Underwriter").

         The Company proposes to issue to the Underwriter warrants as hereinafter described (the "Underwriter Warrants") to purchase up to an aggregate of 220,000 shares, subject to adjustment as provided in Section 8 hereof (such shares, as adjusted, being hereinafter referred to as the "Shares") of the Company's common stock, par value $.001 per share (the "Common Shares"), each Underwriter Warrant entitling the holder thereof to purchase one Common Share. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain underwriting agreement, of even date herewith, by and between the Company and the Underwriter (the "Underwriting Agreement"). In this Agreement, the singular includes the plural and the plural includes the singular.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Issuance of Warrants; Form of Warrant. The Company will issue, sell and deliver the Underwriter Warrants to the Underwriter or its bona fide officers for an aggregate price of $250.00. The form of the Underwriter Warrants and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Underwriter Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer, President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         2. Registration. The Underwriter Warrants shall be numbered and shall be registered in an Underwriter Warrant register (the "Underwriter Warrant Register"). The Company shall be entitled to treat the registered holder of any Underwriter Warrant on the Underwriter Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Underwriter Warrant on the part of any other person, and shall not be liable for any registration of transfer of Underwriter Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Underwriter Warrants shall be registered initially in the name of "Cruttenden Roth Incorporated" in such denominations as the Underwriter may request in writing to the Company; provided, however, that the Underwriter may designate in writing that all or a portion of the Underwriter Warrants be issued in varying amounts directly to its bona fide officers, and not to the Underwriter. Such designation will only be made by the Underwriter if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements.


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         3. Transfer of Warrants. The Underwriter Warrants will not be sold, transferred, assigned, pledged or hypothecated, in part or in whole (other than by will or pursuant to the laws of descent and distribution), except to officers of the Underwriter and thereafter only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Underwriter Warrant or Underwriter Warrants to the persons entitled thereto. The Underwriter Warrants may be exchanged at the option of the Holder thereof for another Underwriter Warrant, or other Underwriter Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Common Shares upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Underwriter Warrants to be transferred on its books to any person if such transfer would violate the Securities Act of 1933, as amended (the "Act").

         4. Term of Warrants, Exercise of Warrants. Each Underwriter Warrant entitles the registered owner thereof to purchase one Share at a purchase price of $6.60 per Share (the "Exercise Price") at any time from the first anniversary of the effective date of the Registration Statement until 5:00 p.m., New York City time, on _____________, 2005) (the "Warrant Expiration Date"). Notwithstanding the foregoing, if at 5:00 p.m. New York time on the Warrant Expiration Date, any Holder or Holders of the Underwriter Warrants have not exercised their Underwriter Warrants and the "current market price" (as such term is defined in Section 8(d) below) for the Common Shares on the Warrant Expiration Date is greater than the Exercise Price, then each such unexercised Underwriter Warrant shall automatically be converted into a number of Common Shares equal to: the number of Common Shares then issuable upon exercise of an Underwriter Warrant, multiplied by a fraction, the numerator of which is the difference between (A) the "current market price" for Common Shares on the Warrant Expiration Date and (B) the Exercise Price, and the denominator of which is the "current market price" on the Warrant Expiration Date. Prior to the Warrant Expiration Date, the Company will not take any action which would terminate the Underwriter Warrants. The Exercise Price and the Shares issuable upon exercise of the Underwriter Warrants are subject to adjustment upon the occurrence of certain events pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as set forth in such Underwriter Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable Common Shares specified in such Underwriter Warrants, upon surrender to the Company, or its duly authorized agent, of such Underwriter Warrants with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a participant in the Medallion Signature Guarantee Program and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of
Section 8 of this Agreement, for the number of Shares in respect of which such Underwriter Warrants are then exercised.


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         Payment of such Exercise Price may be made at the Holder's election (i)
by certified or official bank check, (ii) in the event that the Holder holds Common Shares of the Company and such Common Shares are listed on a domestic stock exchange or quoted in the domestic over-the-counter market, by transferring to the Company an amount of such Common Shares which, when multiplied by, the current market price of the Common Shares at the time of exercise of such Underwriter Warrant, equals the aggregate amount of the consideration payable upon such exercise, (iii) by surrendering to the Company the right to receive a portion of the number of Shares with respect to which such Underwriter Warrant is then being exercised equal to the product obtained by multiplying such number of Shares by a fraction, the numerator of which is the Exercise Price in effect on the date of such exercise and the denominator of which is the current market price of the Common Shares in effect on such date, or (iv) by a combination of the foregoing methods of payment selected by the Holder. For purposes of this paragraph, the current market price of the Common Shares shall be calculated either (a) on the date which the form of election to purchase attached hereto is deemed to have been sent to the Company pursuant to
Section 12 hereof ("Notice Date") or (b) as the average of the last reported sale price for each of the five trading days preceding the Notice Date, whichever of (a) or (b) is greater. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) or clause (iii) of the preceding sentence, such exercise shall be accompanied by written notice from the Holder specifying the manner of payment thereof, and in the case of clause (ii), stating the amount of Common Shares of the Company to be applied to such payment, and in the case of clause (iii), containing a calculation showing the number of Shares with respect to which rights are being surrendered thereunder and the net number of Shares to be issued after giving effect to such surrender. No adjustment shall be made for any dividends on any Shares issuable upon exercise of an Underwriter Warrant. Upon each surrender of Underwriter Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Underwriter Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Underwriter Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Underwriter Warrants and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Underwriter Warrants and payment of such Exercise Price, the transfer books for the Common Shares or other class of securities issuable upon the exercise of such Underwriter Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Underwriter Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that any Underwriter Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Underwriter


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Warrant or Underwriter Warrants will be issued for the remaining number of
Shares specified in the Underwriter Warrant so surrendered.

         5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Underwriter Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Underwriter Warrants in respect of which such Shares are issued.

         6. Mutilated or Missing Warrants. In case any of the Underwriter Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Underwriter Warrant, or in lieu of and substitution for the Underwriter Warrant lost, stolen or destroyed, a new Underwriter Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Underwriter Warrant and indemnity, unless mutilated, also reasonably satisfactory to the Company. An applicant for such substitute Underwriter Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         7. Reservation of Shares, etc. There have been reserved and the Company shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of Common Shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Underwriter Warrants. American Securities Transfer & Trust Incorporated, transfer agent for the Common Shares (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Underwriter Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued Common Shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent of the Company's securities issuable upon the exercise of the Underwriter Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. All Underwriter Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Underwriter Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Underwriter Warrants. No Common Shares shall be subject to reservation in respect of unexercised Underwriter Warrants subsequent to the Warrant Expiration Date.

         8. Adjustments of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities issuable upon exercise of each Underwriter Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) In case the Company shall (i) declare a dividend on its Common Shares in Common Shares or make a distribution of Common Shares,
         (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of


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         Common Shares or (iv) issue by reclassification of the Common Shares other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Underwriter Warrant immediately prior thereto shall be adjusted so that the Holder of each Underwriter Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Underwriter Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

                  (b) In case the Company shall issue rights, options or warrants to all holders of its Common Shares, entitling them to subscribe for or to purchase Common Shares at a price per share that is lower at the record date mentioned below than the then current market price per Common Share (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon exercise of each Underwriter Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Underwriter Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the then current market price per Common Share. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

                  (c) In case the Company shall distribute to all holders of its Common Shares stock other than Common Shares or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter issuable upon the exercise of each Underwriter Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of each Underwriter Warrant, by a fraction, of which the numerator shall be the current market price per Common Share (as defined in paragraph (d) below) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the current market price per Common Share on such record date, less the then fair value of the portion of the shares of capital stock other than Common Shares or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.


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                  (d) For the purpose of any computation under paragraphs (b)
         and (c) of this Section 8, the current market price per Common Share at any date shall be the greater of (i) the average of the daily closing prices for five (5) consecutive trading days commencing ten (10) trading days before the date of such computation and (ii) the last sale price on the date before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Shares or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Shares on the Nasdaq SmallCap Market or any comparable system, or if the Common Shares are not listed on the Nasdaq SmallCap Market or a comparable system, the closing sale price of the Common Shares or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

                  (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Underwriter Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, but not later than three years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Shares purchasable upon the exercise of each Underwriter Warrant, in addition to those required by this Section 8, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Shares, subdivision, reclassification or combination of Common Shares, issuance of rights, warrants or options to purchase Common Shares, or distribution of shares of capital stock other than Common Shares, evidences of indebtedness or assets (other than distributions of cash out of consolidated earnings or retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Shares, shall not result in any tax to the holders of its Common Shares or securities convertible into Common Shares.

                  (f) Whenever the number of Shares purchasable upon the exercise of each Underwriter Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Underwriter Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                  (g) For the purpose of this Section 8, the term "Common Shares" shall mean (i) the class of stock designated as the Common Shares of the Company at the date of this


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         Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Underwriter Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10, with respect to the Shares, shall apply on like terms to any such other shares.

                  (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Underwriter Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

                  (i) The Company may, at its option, at any time during the term of the Underwriter Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

                  (j) Whenever the number of Shares issuable upon the exercise of each Underwriter Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail postage prepaid to each Holder notice of such adjustment or adjustments. The Company shall retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section 8 and shall cause such accountants to prepare a certificate setting forth the number of Shares issuable upon the exercise of each Underwriter Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive on the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.


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                  (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of the Underwriter Warrants or upon the exercise of the Underwriter Warrants.

                  (l) In case of any consolidation of the Company with or merger of, the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Underwriter Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Underwriter Warrant been exercised immediately prior to such action. The provisions of this paragraph (1) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Underwriter Warrants pursuant to this Agreement, certificates for Underwriter Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

         9. Fractional Interests. The Company shall not be required to issue fractions of Shares on the exercise of Underwriter Warrants. If more than one Underwriter Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the number of Shares issuable on exercise of the Underwriter Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Underwriter Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price per Common Share (determined as provided in the second sentence of Section 8(d) of this Agreement) on the date of exercise.

         10. Registration Rights.

                  (a) Demand Registration Rights. The Company covenants and agrees with the Underwriter and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (e) of this Section 10) that, upon written request of the then Holder(s) of at least a majority of the aggregate of the Registrable Securities which were originally issued on the date hereof to the Underwriter or its designees, made at any time within the period commencing one year and ending five years after the Effective Date, the Company will file as promptly as practicable and, in any event, within 45 days after receipt of such written request, at its sole expense, no more than once, a post-effective amendment (the "Amendment") to the Registration Statement, or a new Registration Statement or a Regulation A Offering Statement (an "Offering Statement") under the Act, registering or qualifying the Registrable Securities for sale. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other


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Holders of the Registrable Securities advising that the Company is proceeding with such Amendment, Registration Statement or Offering Statement and offering to include therein the Registrable Securities of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten (10) days thereafter. No other securities of the Company shall be entitled to be included in such Amendment, Registration Statement or Offering Statement. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Amendment, Registration Statement or Offering Statement as promptly as practicable and for a period of two years thereafter to reflect in the Amendment, Registration Statement or Offering Statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the Amendment, Registration Statement or Offering Statement to enable information set forth in Amendment, Registration Statement or Offering Statement to enable any Holders of the Underwriter Warrants to either sell such Underwriter Warrants or to exercise such Underwriter Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during said two-year period. The Holders may sell the Registrable Securities pursuant to the Amendment, Registration Statement or the Offering Statement without exercising the Underwriter Warrants. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering.

                  (b) Piggyback Registration Rights. The Company covenants and agrees with the Underwriter and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing one year and ending five years after the Effective Date, it proposes to file a Registration Statement or Offering Statement with respect to any class of security (other than in connection with an offering to the Company's employees) under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form or Offering Statement to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which. in the case of a Registration Statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 10(a) of this Agreement, shall be within ten (10) business days after the Company's receipt of notice of such exercise, in any event, shall be at least 45 days prior to such filing) to, the Holders of Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a Registration Statement or Offering Statement and will offer to include in such registration statement or Offering Statement to the maximum extent possible, and limited, in the case of a Regulation A offering, to the amount of the available exemption, subject to sub-paragraphs (i) and (ii) of this paragraph (b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this Section 10(b) are referred to herein as "Piggyback Registrations," All Piggyback Registrations pursuant to this Section 10(b) will be made solely at the Company's expense. This paragraph is not applicable to a Registration Statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

                  (i) Priority on Primary Registrations. If a Piggyback Registration includes an underwritten primary registration on behalf of the Company and the underwriter(s) for the offering being registered by the Company shall determine in good faith and advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities and (C) third, securities of the holders of other securities requesting registration.

                  (ii) Priority on Secondary Registrations. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 10(a)), and the underwriter(s) for the offering being registered by the Company advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration above, pro rata, among all such holders on the basis of the number of shares requested to be included by each such holder and (B) second, other securities requested to be included in such registration.

         Notwithstanding the foregoing if any such underwriter shall determine in good faith and advise the Company in writing that the distribution of the of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall delay their offering for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Company, managing underwriter and Holders of Registrable Securities shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 120 days immediately following the end of such period of delay. If any party disapproves of the terms of any, such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and Underwriter. Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include Shares pursuant to this Section 10(b) if an opinion of independent counsel, reasonably satisfactory to counsel for the Company and counsel for Underwriter, that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act, shall have been delivered to counsel for the Company.

                  (c) Other Registration Rights. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any Registration Statement or Offering Statement, in addition to the Registration Statements and Offering Statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional Registration Statement or Offering Statement shall be at the then Holders' cost, and expense; provided, however, that if the Company elects to register or qualify additional Common Shares, the cost and expense of such Registration Statement or Offering Statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued, Notwithstanding the foregoing, the Company will not be required to file a Registration Statement or Offering, Statement at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 45 days after the end of a fiscal year and ending 90 days after the end of such fiscal year.

                  (d) Action to be Taken by the Company. In connection with the registration of Registrable Securities in accordance with paragraphs
         (a), (b), (c) or (g) of this Section 10, the Company agrees to:

                           (i) Bear the expenses of any registration or
                  qualification under paragraphs (a), (b) or (g) of this Section 10, including, but not limited to, legal accounting, and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities, or (C) upon the exercise of any demand registration right provided for in paragraph (a) of this
                  Section 10, the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Holders of the Registrable Securities;

                           (ii) Use its best efforts to register or qualify the
                  Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions as Underwriter shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction; and

                           (iii) Enter into a cross-indemnity agreement, in
                  customary form, with each underwriter, if any, and each holder of securities included in such Amendment, Registration Statement or Offering Statement,

                  (e) For purposes of this Section 10, (i) the term "Holder" shall include holders of Shares, and (ii) the term "Registrable Securities" shall mean the Underwriter Warrants and the Shares issued or issuable upon exercise of the Underwriter Warrants.

                  (f) Alternative to Registration. The Company shall have no obligation to include the Underwriter's or any other Holder's Registrable Securities in a Registration Statement at any time that, in a written opinion of the Company's counsel addressed to such Holder, all of the Registrable Securities then held by such Holder may be sold in a public transaction immediately without registration, including shares of Common Stock which may be sold within a period of 90 days under Rule 144.

                  (g) Form S-3. At any time that the Registrable Securities may be sold or distributed by, and are included in, a Registration Statement on Form S-3 which is effective under the Securities Act, the Company shall not be obligated to file an additional Registration Statement pursuant to Section 10(a) hereof, nor to include such Registrable Securities in any other Registration Statement it proposes to file pursuant to Section 10(b) hereof.

         11. Notices to Holders.

                  (a) Nothing contained in this Agreement or in any of the Underwriter Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, or its property, assets, business and good will as an entirety. then and in that event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date filed as a record date or the date of closing of the transfer books in relation to such meeting, to each registered Holder of Underwriter Warrants at such Holder's address appearing in the Underwriter Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the shareholders, the purchase rights represented by the Underwriter Warrants and all other rights with respect thereto shall cease and terminate.

                  (b) In the event the Company intends to make any distribution on its Common Shares (or other securities which may be issuable in lieu thereof upon the exercise of Underwriter Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Shares, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Underwriter Warrants at such Holder's address appearing, on the Underwriter Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in correction with such distribution.

         12. Notices. Any notice pursuant to this Agreement to be given or made by the Holder of any Underwriter Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Underwriter Warrants and/or the holders of Shares:

                          CollegeLink.com Incorporated
                          55 Hammarlund Way
                          Middletown, Rhode Island 02842
                          Attention:  Richard A. Fisher
                                      Chairman

       with a copy to:    Foley, Hoag & Eliot LLP
                          One Post Office Square
                          Boston, Massachusetts 02109
                          Attention: Robert L. Birnbaum, Esq.

         Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Underwriter Warrant and/or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Underwriter Warrant Register or the books of the Company, as the case may be.

         13. Governing Law. THIS AGREEMENT AND EACH UNDERWRITER WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.


(Corporate Seal)

Attest:                                      COLLEGELINK.COM INCORPORATED


_______________________________              By:  _____________________________
                                                  Richard A. Fisher

Secretary                                         Chairman


Attest:                                      CRUTTENDEN ROTH INCORPORATED



________________________________             By:  _____________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT A


No.___________                                                 220,000 Warrants


                     VOID AFTER 5:00 P.M. NEW YORK CITY TIME


                             ON _____________, 2005

                          COLLEGELINK.COM INCORPORATED

                               Warrant Certificate

         THIS CERTIFIES THAT for value received Cruttenden Roth Incorporated or registered assigns, is the owner of the number of warrants set forth above, each of which entities the owner thereof to purchase at any time from _____________, 2000, until 5:00 p.m., New York City time on ______________, 2005 (the "Warrant Expiration Date"), one fully paid and nonassessable Common Share, $.001 par value per share (the "Common Shares"), of CollegeLink.com Incorporated, a Delaware corporation (the "Company"), at the purchase price of $6.60 per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereto set forth above) and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the Common Shares of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement, dated as of January , 2000 (the "Warrant Agreement"), between the Company and Cruttenden Roth Incorporated, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of Common Shares as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional Common Shares will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Shares, any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares shall have become deliverable as provided in the Warrant Agreement.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Shares or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         IN WITNESS WHEREOF, CollegeLink.com Incorporated, inc. has caused the signature (or facsimile signature) of its Chairman and its Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:  January  , 2000


                                           COLLEGELINK.COM INCORPORATED



                                           By:  ______________________________
                                                Richard A. Fisher
                                                Chairman

(Corporate Seal)

Attest:


_______________________________
Secretary

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate.)


TO: __________________________________


         The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase the Common Shares issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of: (Please insert social security or other identifying number)

                      ____________________________________
                      ____________________________________
                      ____________________________________
                         (Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security number or other identifying number

                      ____________________________________
                      ____________________________________
                      ____________________________________
                         (Please print name and address)



Dated: _____________________________

                                                  _____________________________
                                                           Signature

                                                  (signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of
                                                  this Warrant Certificate)

Signature Guaranteed:



_________________________________

                                     FORM OF
                                   ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

         FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto ______________________________________ this Warrant Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: __________________________


                                         Signature: ___________________________

Signature Guaranteed:

_________________________________


                                     NOTICE


         The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.